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                                    AGREEMENT


     This is an Agreement ("Agreement") between CommonPlaces LLC ("CP") and Greenfield Online, Inc. ("Greenfield") known together as "the parties" to this Agreement.

     WHEREAS, Pulsefinder ("PF"), a joint effort between CP and Greenfield, is an internet site that features non-scientific online public opinion polls of interest to college students in order to build a database populated by students from which market research can be conducted and sold to clients interested in the college market;

     WHEREAS, CP has one or more internet sites from which to recruit opt-in Pulsefinder participants;

     WHEREAS, Greenfield performs the design and execution of online qualitative and quantitative market research and the sale of such research to clients;

     WHEREAS, CP desires to have a relationship with Greenfield whose expertise is the design and execution and sale of online qualitative and quantitative market research and Greenfield desires to have a relationship with CPs who have unique reach and presence in the college market;

     WHEREAS, the parties desire to enter into an agreement whereby CP shall recruit opt-in panel participants to the PulseFinder Database and Greenfield shall perform and sell market research services to third parties;

     NOW, THEREFORE, in consideration of the above circumstances and of the mutual promises and conditions contained herein, the parties agree as follows:

     1. Term. Unless terminated as permitted herein, this Agreement shall be effective as of the 20th day of January 1998 and shall continue for three (3) years. The Agreement shall automatically renew for successive two (2) year periods unless either party within ninety (90) days of the expiration of the then current term, gives the other party written notice of its intention not to renew.

     2. CP Internet Sites. CP shall provide one or more sites on the world wide web portion of the Internet (the "CP Internet Sites") offering Internet hub service for select audiences and in particular, college students and shall be responsible for recruiting opt-in participants to joint the PF Database. Recruiting will consist of but not be limited to the following:

        a. Registration offer to participate in PF Database shall be in the form of an opt-in box to be manually checked by the user if the user desires to become a participant.

        b. At CP's discretion, message and/or solicitation via e-mail/newsletter shall be in the form of a reminder to participate appearing on user's personal calendar and/or a button

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on pages of mybytes.com promoting participation in PF Database. The parties shall meet to establish targets for recruitment efforts.

     3. Pulsefinder Overview. Pulsefinder is the name of a market research service and an internet site(s) owned by CP that targets college students allowing them to participate in non-scientific polls and to opt-in via registration into the PulseFinder Database ("PF Database") from which market research can be conducted and the results sold to clients interested in this market. The PF Database will be part of CP's database of users tagged with a Pulsefinder opt-in participation flag.

     4. Greenfield Service. Greenfield shall be responsible for the design and execution of on-line market research using the opt-in participants in the PF Database and the sale of such research to clients (the "Service"). The Service shall consist of two components: a core group of non-changing questions (the "Syndicated Research") and research done on demand for third parties which features highly specific questions (the "Custom Research"). Greenfield shall establish the rates to be charged for the Syndicated Research and shall notify CP of such rates. All rates are subject to change at Greenfield's discretion only. If CP sells any of the Services, it must use Greenfield's Syndicated Research Rates then in effect or obtain Greenfield's prior written approval with respect to rates for Custom Research.

     5. Revenue. Revenue is generated by (1) the sales of the Service conducted periodically (i.e., quarterly or monthly) to clients by Greenfield interested in market research services and (2) through CP's media sponsorship and is payable to the parties as follows:

        a. Syndicated Research. Revenue generated from selling Syndicated Research will first be applied toward the payment of each party's Expenses (as defined in Section 6); any remaining revenue will be divided equally between the parties.

        b. Custom Research Revenue. CP will be paid a flat fee of ten percent (10%) of gross revenue received by Greenfield for any Custom Research projects utilizing the PF Database ("Custom Research Revenue") for a client sold the Customer Research services by Greenfield. CP will be paid a flat fee of fifteen percent (15%) of gross revenue received by Greenfield for any Custom Research projects utilizing the PF Database ("Custom Research Revenue") for a client sold the Custom Research services by CP.

        c. CP Sales Revenue. Greenfield shall invoice and use all reasonable commercial efforts to collect all amounts due for sales of Syndicated and Custom Research sold by CP. On a quarterly basis Greenfield will provide CP with a statement of revenues collected and outstanding. CP will render all appropriate assistance in collecting these revenues.

     6. Expenses. The Expenses of each party to be recognized for payment pursuant to Section 5 (a) and (b) will be limited to direct third-party vendor expenses as they relate to the development and maintenance of the Pulsefinder internet site. And which shall be paid back to each party on a pro-rata basis based on each party's expenses. Neither party will charge the other for any internal overhead or staffing costs. No party shall incur Expenses without informing the other party, and each party will keep a record of Expenses and review once a

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quarter. CP will submit the Expenses eligible for payment under this Agreement within 10 days of the end of each calendar quarter.

     7. Payments. Payments pursuant to this Agreement shall be made within thirty (30) days of the end of each calendar quarter in which such revenue is received by the party owing such payment in accordance with Section 5. All payments shall be made in U.S. dollars. Each party shall be responsible for any income and other taxes required under applicable laws arising out of monies received by each of them pursuant to this Agreement and Greenfield shall be responsible for the collection, accounting and payment of sales taxes in connection with the sale of any Services. Each party shall submit with each payment made pursuant to this Section a detailed report of the calculation of each such payment.

     8. Records and Audit. Each party shall keep and maintain true and complete records relating to Expenses payable pursuant to this Agreement and payments due pursuant to this Agreement in sufficient detail to enable the amounts payable to either party to be accurately determined. Such books and records shall be made available upon reasonable notice, at reasonable times during regular business hours, for inspection by each party, or its designated representative. The parties shall maintain such books and records for at least one (1) year after the expiration or termination of this Agreement. Each party shall bear its own expenses in conducting an audit unless the other party has underpaid by more than five percent (5%) of the total amount due for the period of the audit, in which case the party being audited shall bear the reasonable cost of the audit.

     9. Joint Marketing. The parties agree to work together and to use reasonable commercial efforts to market Pulsefinder's service as set forth in this Agreement. When offering Internet market research services to a client CP shall refer such client to Greenfield to perform market research services on an exclusive basis. Revenues received from client for market research services shall be remitted to the parties as set forth in Section 7.

     10. Additional Business. It is envisioned that as the PF Database grows Greenfield and CP may create additional research products beyond those outlined by this Agreement (e.g., Syndicated Research and household panel cells within Pulsefinder). Depending on the type of research products the additional business encompasses, revenue will be allocated using the formula for either the Syndicated Revenue or Custom Revenue in either case to be mutually agreed upon by the parties.

     11. The Joint Service. CP shall publicize the Pulsefinder site through its media, sign up students through on campus events to the PF Database, secure prizes from marketers for PF Database registrants, and implement winner selection and prize fulfillment. CP shall also be able to market Pulsefinder research to its clients in accordance with the provisions of Section 5. CP shall forward client leads to Greenfield and assist in the creation of research as required. Greenfield's primary responsibility shall be the design and execution of market research and the sale of such research to clients. Greenfield shall advise CP in the development of Pulsefinder as requested from time to time by CP.

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     12. User Information. All user information is CP's confidential information and the property of CP. Greenfield and Pulsefinder shall not use (including but not limited to collect, gather, compile, retain, store, sell, lease, disclose, publish) any information about or relating to users except in the normal and proper course of performing pursuant to this Agreement, or with CP's express prior written consent. Greenfield and Pulsefinder shall not use user information for marketing, advertising, promotion or selling purposes except as expressly permitted by this Agreement or with CP's express prior written consent. Greenfield and Pulsefinder shall turn over all user information it gathers to CP. Greenfield and Pulsefinder may retain such user information as may be necessary to perform its obligations pursuant to this Agreement and for user customer service purposes and official record keeping (such as sales tax records).

     13. Exclusivity.

         a. During the term of this Agreement, Greenfield shall not engage the services of another provider of one or more sites on the Internet offering services similar to those provided by the CP Internet Sites as of the date of this Agreement. Should Greenfield desire to work with Internet sites offering services similar to those provided by CP Greenfield shall obtain prior written approval of CP.

         b. During the term of this Agreement, Greenfield shall have exclusive access, marketing and sales rights to the PF Database (and any expansions thereof as contemplated by Section 10) for the purpose of performing Syndicated and Custom Market Research.

     14. Limitations on Service. The parties shall not place or cause to be placed on or in connection with the Pulsefinder internet site or database anything which is obscene, threatening, malicious, or which infringes on or violates any applicable law or regulation or any proprietary, contract, moral, privacy or other third party right, or which otherwise exposes itself and/or the other party to civil or criminal liability. A breach of this provision by either party shall be a material breach of this Agreement.

     15. Compliance with Laws. The parties shall comply with all applicable laws, rules and regulations, including any Internet regulations or policies and applicable export laws, of the United States in connection with their performance pursuant to this Agreement.

     16. Proprietary Rights.

         a. As between Greenfield and CP, the Internet market research service analysis shall remain the sole and exclusive property of Greenfield and/or its suppliers, including, without limitation, all copyrights, trademarks, patents, trade secrets, and any other proprietary rights. Nothing in this Agreement shall be construed to grant CP any ownership right in, or license to, Greenfield's Internet market research service analysis.

         b. As between Greenfield and CP, CP's Internet sites, user data and the content and services featured therein and thereon shall remain the sole and exclusive property of CP and/or its suppliers, including, without limitation, all copyrights, trademarks, patents, trade secrets, and any other proprietary rights. Nothing in this Agreement shall be construed to grant

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Greenfield any ownership right in, or license to, CP's Internet sites and the content and service featured therein and thereon.

     17. Trademark Usage.

         a. Greenfield Marks. Greenfield hereby grants to CP during the term of this Agreement a worldwide, nonexclusive, nontransferable non-assignable right to use Greenfield's trademarks as specified in this Agreement in connection with the Service featured on CP's Internet sites. All such use of Greenfield's trademarks shall inure to the benefit of Greenfield. Nothing in this Agreement shall create any further right, title or interest for CP in Greenfield's trademarks or in any of Greenfield's other names, trademarks, service marks, design marks, symbols and/or other indicia of origin and no use of such will be made by CP for any purpose without the prior written approval of Greenfield. CP shall use Greenfield's trademarks in accordance with such reasonable guidelines as Greenfield may provide to CP from time to time. CP agrees to cooperate with Greenfield in facilitating the monitoring and control of the use of Greenfield's trademarks, and to supply Greenfield with samples of use upon written request. All uses of Greenfield's trademarks shall be subject to Greenfield's prior written approval. CP shall not modify any of Greenfield's trademarks without Greenfield's prior written approval. CP shall not use any name or mark substantially similar to a Greenfield name or mark as such to cause confusion in the mind of a reasonable person as part of any domain name without prior written approval of Greenfield. This shall not apply to any name or marks commercially used by CP prior to the execution date of this Agreement.

         b. CP Marks. CP shall be the sole owner of the Pulsefinder trademark(s). CP hereby grants to Greenfield during the term of this Agreement a worldwide, nonexclusive, nontransferable non-assignable right to use CP's and the Pulsefinder trademarks as specified in this Agreement in connection with the Service featured on CP's Internet sites (together "CP Trademarks"). All such use of the CP Trademarks shall inure to the benefit of CP. Nothing in this Agreement shall create any further right, title or interest for Greenfield in CP's Trademarks or in any of CP's other names, trademarks, service marks, design marks, symbols and/or other indicia or origin and no use of such will be made by Greenfield for any purpose without the prior written approval of CP. Greenfield shall use CP's Trademarks in accordance with such reasonable guidelines as CP may provide to Greenfield from time to time. Greenfield agrees to cooperate with CP in facilitating the monitoring and control of the use of CP's Trademarks and to supply CP with samples of use upon written request. All uses of CP's Trademarks shall be subject to CP's prior written approval. Greenfield shall not use any name or mark substantially similar to a CP name or mark as such to cause confusion in the mind of a reasonable person as part of any domain name without prior written approval of CP. This shall not apply to any name or marks commercially used by Greenfield prior to the execution date of this Agreement.

         c. The parties shall, upon the expiration or termination of this Agreement, cease and desist from all use of all other party's marks.

     18. Ownership of Pulsefinder Database Records. CP shall be the sole owner of all records related to Pulsefinder participants. Any members of the PF Database who also join Greenfield's database will not be considered exclusive property of Pulsefinder. Greenfield

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agrees it shall not knowingly solicit members of the PF Database for participation in Greenfield's proprietary database without the prior approval from CP. CP will make best efforts to continue the relationship with Pulsefinder participants beyond the college time period. Together Greenfield and CP will work to develop additional research projects to field to the "beyond college" PF participants. CP agrees that Greenfield will have the exclusive rights to conduct all market research on this "beyond college" PF database. In the event that this Agreement is terminated pursuant to Sections 35, 36 or 37 Greenfield shall immediately deliver to CP the computer records containing all current and historical PF Database records, including all current and prior students. Once such records have been delivered to CP and CP has confirmed the contents of such records, Greenfield shall purge the records from their hardware and software systems.

     19. Availability of CP's Internet Sites. CP's Internet sites provided in connection with a joint service shall be accessible to registered users of such sites via the WWW portion of the Intern twenty-four (24) hours a day, seven (7) days a week, except for scheduled maintenance and/or required repairs, and except for any loss or interruption due to causes beyond the control of CP or which are not reasonably foreseeable by CP, including, but not limited to, interruption or failure of telecommunication or digital transmission links and Internet slow-downs or failures.

     20. Availability of Pulsefinder's Internet Access Service. Pulsefinder's Internet access service provided in connection with a joint service shall be accessible to registered users of such service via the WWW portion of the Internet twenty-four (24) hours a day, seven (7) days a week, except for scheduled maintenance and/or required repairs, and except for any loss or interruption due to causes beyond the control of Pulsefinder or which are not reasonably foreseeable by Pulsefinder, including, but not limited to, interruption or failure of telecommunication or digital transmission links and Internet slow-downs or failures.

     21. Confidentiality. In connection with performing pursuant to this Agreement, the parties acknowledge that they may disclose and/or receive confidential information proprietary to the other party.

         a. "Confidential information" includes, but is not limited to, all information proprietary to CP or to Greenfield, whether or not reduced to writing or other tangible medium of expression, and whether or not patented, patentable, capable of trade secret protection, or protected as an unpublished or published work under the United States Copyright Act of 1976 as amended. Confidential information also includes information relating to the intellectual property and business practices of CP or Greenfield. Confidential Information also includes comparable information that CP or Greenfield may receive or has received from others they do business with.

         b. "Intellectual Property" includes information relating to research and development, inventions, discoveries, developments, improvements, methods and processes, know-how, drawings, blueprints, specifications, product briefs, algorithms, computer programs and software, compositions, works, concepts, designs, ideas, prototypes, models, samples, screens, molds, patents, copyrights, trademarks, trade names, trade secrets, formulate, writings, notes, and patent, trademark, and copyright applications.

                                      -6-

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         c. "Business practices" includes information relating to intellectual property, business plans, financial information, products, services, manufacturing processes and methods, costs, sources of supply, advertising and marketing plans, customer lists, sales, profits, pricing methods, personnel, and business relationships.

         d. This Agreement and the terms thereof shall be confidential information.

         e. Confidential information does not include information which (i) was already known to the other party, (ii) becomes generally available to the public other than through a breach of this Agreement, (iii) is furnished to the other party by a third party who is lawfully in possession of such information and who lawfully conveys that information, or (iv) is subsequently developed by the receiving party independently of the information received from the disclosing party of (v) is required to be disclosed pursuant to judicial or administrative process or order.

     22. Treatment and Protection of Confidential Information. The parties agree to take reasonable steps to protect the other's confidential information. The parties agree not to: (a) use, except as required by the normal and proper course of performing under this Agreement, (b) disclose, (c) copy, or (d) allow access to, the other's confidential information without express prior written consent or as may be required by law or by action of a competent government authority subject to the party compelled to disclose good faith efforts to meet such requirement subject to a confidentiality agreement or protective order. These restrictions will continue to apply as long as the confidential nature of the information is maintained and shall survive the expiration or termination of this Agreement for a period of three (3) years.

     23. No Guarantees. There are no guarantees whatsoever made by either party as to the results of its efforts in connection with marketing the services of each other or in connection with the services each will provide for joint service. There are no warranties, promises or statements made by either party except as specifically stated herein with respect to any matter. Neither party has made any affirmation of fact or promise relating to the services or duties that have become any basis of this Agreement other than as stated herein, and the parties acknowledge that they have relied on no warranties, promise or statements other than those expressly set forth in this Agreement. The parties acknowledge that any estimates, projections, or forecasts provided to it by or on behalf of the other party are only estimates and are not representations that such estimates will be realized.

     24. No Recruitment. During the term of this Agreement and for a period of one year after the completion and/or termination of this Agreement, CP and Greenfield shall not without the express written permission of the other party:
(a) hire or assist anyone else in hiring any employee of the other party; (b) seek to persuade any employee of the other party to discontinue employment or to become engaged or employed in any business which is (directly or indirectly) in competition with the other party; or (c) seek to persuade any independent contractor to discontinue a relationship with the other party.

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     25. Publicity. Except in the course of performing pursuant to this
Agreement, the parties will not publicize this Agreement, the terms hereof or the efforts to be or made in connection with performing pursuant to this Agreement without the express prior written permission of the other party.

     26. WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO WARRANTIES HEREUNDER AND EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     27. LIABILITY LIMITATION. EXCEPT AS SET FORTH WITH RESPECT TO THE INDEMNIFICATION SECTION BELOW, THE PARTIES SHALL HAVE NO LIABILITY TO EACH OTHER FOR UNAUTHORIZED ACCESS TO, OR ALTERATION, THEFT OR DESTRUCTION OF, THE SERVICE AND/OR ANY INTERNET SITE OR AREA FEATURING THE SERVICE, OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     28. Indemnification.

         a. By Greenfield. With respect to claims or actions against one or both parties by third parties insofar as such claim, demand or action is attributable to the acts or omissions of Greenfield or a breach by Greenfield of a representation and/or warranty made in this Agreement, Greenfield shall (i) indemnify CP against any liability, cost, loss, or expense of any kind; and (ii) hold harmless CP and save it from any liability, cost, loss, or expense of any kind. CP shall have the right to select and control legal counsel for the defense of any such claim, demand or action; however, Greenfield must approve any settlement of any such claim, demand or action to the extent that such settlement imposes any restrictions on or requires Greenfield to contribute financially to such settlement.

         b. By CP. With respect to claims or actions against one or both parties by third parties insofar as such claim, demand or action is attributable to the acts or omissions of CP or a breach by CP of a representation and/or warranty made in this Agreement, CP shall (i) indemnify Greenfield against any liability, cost, loss, or expense of any kind; and (ii) hold harmless Greenfield and save it from any liability, cost, loss, or expense of any kind. Greenfield shall have the right to select and control legal counsel for the defense of any such claim, demand or action and for any negotiations relating to any such claim, demand or action; however, CP must approve any settlement of any such claim, demand or action to the extent that such settlement imposes any restrictions on or requires CP to contribute financially to such settlement.

     29. Dispute Resolution. If any dispute arises under this Agreement, the parties shall make a good faith effort to resolve the dispute before taking any action. The parties shall meet to discuss the dispute no later than thirty (30) days after either party gives written notice to the other party that such a dispute exists. Such meeting may be held telephonically if travel is impractical for either party. At such meeting, Greenfield and an officer of CP who has authority

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to resolve the dispute shall be in attendance. No action, suit, arbitration or other proceeding may be commenced before the parties have met pursuant to this provision unless immediate injunctive relief is being sought, in which case the noted meeting shall take place at the earliest opportunity after such immediate injunctive relief is sought.

     30. Waiver of Jury Trial. The parties hereby agree to waive their respective rights to a jury trial of any claim or cause of action related to or arising out of this Agreement. The scope of the waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter herein, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The parties each acknowledge that the waiver is a material inducement for each party to enter into a business relationship, that each party has already relied on the waiver in entering into this Agreement and that each will continue to rely on the waiver in their related future dealings. Each party further warrants and represents that each has had the opportunity to have legal counsel review the waiver. The waiver is irrevocable, meaning that it may not be modified either orally or in writing, and the waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement. In the event of litigation, this Agreement may be filed as written consent to a trial by court.

     31. Prevailing Party. If any legal action or other proceeding is brought for a breach of this Agreement or any of the warranties herein, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in bringing such action or proceeding, in addition to any other relief to which such party may be entitled.

     32. Independent Contractor. The parties, CP and Greenfield, are and have been contracted with each other as independent contractors. Neither party undertakes by this Agreement, or otherwise, to perform any of the obligations of the other. In no way is one party to be construed as an agent, or acting as an agent of the other in any respect.

     33. Prior Obligations. CP and Greenfield represent and warrant that entering into and performing under this Agreement does not conflict with any prior obligations to third parties.

     34. Taxes. Each party shall be responsible for any income and other taxes required under applicable laws arising out of the monies received by each of them pursuant to this Agreement.

     35. Termination in the Event of a Material Breach. In addition to the specific termination provisions of this Agreement, either party may terminate this Agreement at any time in the event of a material breach of the terms herein by the other party, if such party shall fail to cure such material breach within fifteen (15) days of written notice of such breach.

     36. Termination Due to Insolvency. If either party: (a) commences or becomes the subject of any case or proceeding under the bankruptcy, insolvency or equivalent laws of any country in the Territory; (b) has appointed for it or for any substantial part of its property a court-appointed receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official; (c) makes an assignment for the benefit of its creditors; (d) defaults on any secured obligation;

                                      -9-

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(e) fails generally to pay its debts as they become due; or (f) takes corporate action in furtherance of any of the foregoing (collectively, herein referred to as "Events of Insolvency"), then, in each case, the party experiencing such an Event of Insolvency shall immediately give notice of such event to the other party. Whether or not such notice is given, the other party shall have the right, to the fullest extent permitted under applicable law, following the occurrence of any Event of Insolvency and without prejudice to any other rights it may have, at any time thereafter to terminate this Agreement, effective immediately upon giving notice to party experiencing such an Event of Insolvency.

     37. Termination upon Change of Business. If either party, either in a single transaction or in a series of related transactions, and either directly or indirectly: (a) sells, or otherwise disposes of, all or substantially all of its business or assets; or (b) transfers effective voting or other business control of itself (a "triggering transaction"), then the other party shall have the right, without prejudice to any other rights it may have, to terminate this Agreement, effective immediately upon giving notice to the other party, provided that such notice is given not later than sixty (60) days following the date of the triggering transaction. A public offering by either or both parties and/or the merger of CP and Network Event Theater, Inc. shall not be considered a triggering transaction pursuant to this Section.

     38. Termination in the Event of a Material Breach. In addition to the specific termination provisions of this Agreement, either party may terminate this Agreement at any time in the event of a material breach of the terms herein by the other party, if such party shall fail to cure such material breach within fifteen (15) days of notice of such breach.

     39. Waiver of Breach. A breach of any provision of this Agreement may only be waived in writing and the waiver of such breach shall not operate or be construed as a waiver of any subsequent breach.

     40. Severability. If any provision of this Agreement should, for any reason, be held invalid or unenforceable in any respect, the remainder of this Agreement shall be enforced to the full extent permitted by law. A court of competent jurisdiction is hereby empowered to modify the invalid or unenforceable provision to make it valid and enforceable.

     41. Performance Excused. The parties shall be excused from delays in performing or from any failure to perform hereunder to the extent that such delay or failure result from causes such as war or natural disaster or strike which are beyond the reasonable control of the party, provided that, in order to be excused from delay or failure to perform, the party must act diligently to remedy such delay or failure. In the event such delay continues for five (5) consecutive days, either party shall have the right to terminate this Agreement.

     42. Separation. In the event that this Agreement is terminated, Greenfield shall immediately deliver to CP computer records containing all current and historical PF Database records for all Pulsefinder participants. These computer records shall include all current and historical database records, but Greenfield will have the right to purchase the names of graduates for a price equal the market rate for recruiting a qualified respondent at that time to Greenfield's greater research database. Therefore Greenfield must create and maintain its database in such a

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manner as to facilitate the transfer of records to CP and the purging of records as described above.

     43. Assignment and Transfer. The parties shall not assign or transfer this Agreement without the express prior written consent of the other.

     44. Bind and Benefit. This Agreement shall bind and benefit the successors and assigns of the parties.

     45. Notice and Delivery. Under this Agreement, if one party is required to deliver or submit something to the other, or give notice, such delivery and such notice shall be receivable on business days only by next day courier (such as Federal Express, DHL, UPS or the like) addressed as set forth below or as may otherwise be agreed to in writing. Notice shall be deemed given upon receipt.

     For CP: Counsel                For Greenfield: President
             CommonPlaces LLC                       Greenfield Online, Inc.
             810 Memorial Drive                     15 River Road
             Cambridge, MA 02139                    Wilton, CT

                                                    with a copy to:
                                                    Jonathan A. Flatow, Esq.
                                                    Wake, See, Diems & Bryniczka
                                                    27 Imperial Ave.
                                                    Westport, CT 06880

     46. Entire Agreement. This Agreement contains the entire agreement between the parties as to the subject hereof. This Agreement supersedes all prior oral and written agreements between the parties as to the subject hereof. This Agreement may not be modified or amended except by writing signed by an officer of CP and an officer of Greenfield.

     47. Headings. Headings in this Agreement are for the purpose of convenience only. They are not intended to be a material part of the Agreement, and in the event of any conflict between the heading and the text, the text shall govern.

     48. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, United States of America without reference to its principles of conflicts of law. The parties consent to the federal and state courts of the Commonwealth of Massachusetts having jurisdiction over them.

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     IN WITNESS WHEREOF, Greenfield and CP have caused duplicate originals of this Agreement to be executed on the date(s) set forth below:

COMMONPLACES LLC                          Greenfield Online, Inc.


/s/                                       /s/
-----------------------------------       --------------------------------
Benjamin Bassi                            printed name: Rudy Nadilo
President & Chief Executive Officer       title: President & CEO

Date:                                     Date: 1/28/00
      -----------------------------             --------------------------


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